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                                                                    EX-10.(g)

                                   EDNET, INC.
                                    1995-1996
                         NONSTATUTORY STOCK OPTION PLAN

1.       PURPOSE.

         The purpose of the 1995-1996 Nonstatutory Stock Option Plan (hereinafter referred to as the "Plan") is to provide a special incentive to selected key employees and consultants of EDnet, Inc. (hereinafter referred to as the "Company") and its subsidiaries to promote the Company's business. The Plan is designed to accomplish this purpose by offering such employees and consultants an opportunity to purchase shares of the common stock of the Company so that they will share in the Company's success. For purposes of the Plan a subsidiary is any corporation in which the Company owns, directly or indirectly, stock possessing fifty percent or more of the total combined voting power of all classes of stock or over which the Company has effective operating control.

2.       ADMINISTRATION.

         The Plan shall be administered by a Compensation Committee established by the Board of Directors of the Company. The Committee shall consist of two or more members. The Committee shall have authority, consistent with the Plan,

         (a) to determine which of the key employees and consultants of the Company and its subsidiaries shall be granted options;

         (b) to determine the time or times when options shall be granted and the number of shares of common stock to be subject to each option;

         (c) to determine the option price of the shares subject to each option and the method of payment of such price;

         (d) to determine the time or times when each option becomes exercisable and the duration of the exercise period, subject to the limitations contained in Paragraph 6(b);

         (e) to prescribe the form or forms of the instruments evidencing any options granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

         (f) to adopt, amend and rescind rules and regulations for the administration of the Plan and the options and for its own acts and proceedings; and


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         (g) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.

3.       PARTICIPANTS.

         The Participants in the Plan shall be key employees or consultants of the Company or of any of its subsidiaries, whether or not also officers or directors, as may be selected from time to time by the Committee in its discretion. Directors who are not employees shall also be eligible. In any grant of options after the initial grant, employees who were previously granted options or sold shares under the Plan may be included or excluded.

4.       LIMITATIONS.

         No option shall be granted under the Plan after December 31, 1996, but options theretofore granted may extend beyond that date. Subject to adjustment as provided in Section 8 of the Plan, the number of shares of common stock of the Company which may be issued under the Plan shall not exceed 565,000 in the aggregate. To the extent that any option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable as to any shares subject thereto, such shares shall thereafter be available for further grants under the Plan, within the limit specified above.

5.       STOCK TO BE ISSUED.

         Stock to be issued under the plan may constitute an original issue of authorized stock or may consist of previously issued stock acquired by the Company, as shall be determined by the Board of Directors. The Board of Directors and the proper officers of the Company shall take an appropriate action required for such issuance.

6.       TERMS AND CONDITIONS OF OPTIONS.

         All options granted under the Plan shall be subject to the following terms and conditions (except as provided in Section 7) and to such other terms and conditions as the Committee shall determined to be appropriate to accomplish the purposes of the Plan:

         (a) OPTION PRICE. The option price under each option shall be determined by the Committee and may be more, equal to or less than the then current market price of the Company's common stock as the Committee may deem to be appropriate, but in no event may such price be less than par value; provided, however, that in the event the Committee shall determine to grant an option at less than 85% of the then current market price of the Company's common stock, such option shall not be granted without the prior approval of the Board of Directors.

         (b) PERIOD OF OPTIONS. The period of an option shall not exceed five years from the date of grant.


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         (c) EXERCISE OF OPTIONS.

                (i) Each option shall be made exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the option is granted.

               (ii) A person electing to exercise an option shall give written notice to the Company, as specified by the Committee, of his election and of the number of shares he has elected to purchase, such notice to be accompanied by such instruments or documents as may be required by the Committee, and unless otherwise directed by the Committee shall at the time of such exercise tender the purchase price of the shares he has elected to purchase.

         (d) PAYMENT FOR ISSUANCE OF SHARES. Upon exercise of any option granted hereunder, payment in full shall be made at the time of such exercise for all such shares then being purchased; except, however, that the Committee may in its discretion permit the issuance of stock upon such plan of partial payment as it deems reasonable, provided that the then unpaid portion of the purchase price shall be evidenced by a promissory note at such rate of interest and upon such other terms and conditions as the Committee shall deem appropriate. In all cases where stock is issued for less than present full payment of the purchase price, there shall be placed upon the certificate a legend setting for the amount paid at issuance, and the amount remaining unpaid thereon, and that the shares are subject to call for the remainder and may not be transferred by the holder until the balance due thereon shall be fully paid.

         The Company shall not be obligated to issue any shares unless and until, in the opinion of the Company's counsel, all applicable laws and regulations have been complied with, nor, in the event the outstanding common stock is at the time listed upon any stock exchange, unless and until the shares to be issued have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as then in effect, and may require that the Participant agree that any sale of the shares will be made only in such manner as is permitted by the Committee and that he will notify the Company when he intends to make any disposition of shares whether by sale, gift or otherwise. The Participant shall take any action reasonably requested by the Company in such connection. A Participant shall have the rights of a stockholder only as to shares actually acquired by him under the Plan.

         (e) NONTRANSFERABILITY OF OPTIONS. No option may be transferred by the Participant otherwise than by will or by the laws of descent and distribution, and during the Participant's lifetime the option may be exercised only by him.

         (f) CONSIDERATION FOR OPTION. Each employee receiving a stock option must agree that he will remain in the employ of the Company upon the terms of the employment then existing (unless different terms are mutually agreed upon) for at least one (1) year from (i) the date of the granting of the options or
(ii) the date of expiration of the then current employment


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contract, whichever is later, subject to the right of the Company to terminate his employment at any time.

         (g) TERMINATION OF EMPLOYMENT. If the employment of a participant terminates for any reason other than his death, he may, unless discharged for cause which in the opinion of the Committee casts such discredit on him as to justify termination of his option, thereafter exercise his option as provided below, but only to the extent he was entitled to exercise the option on the date when his employment terminated. If such termination of employment is voluntary on the part of the participant, he may exercise his option only within ten days after the date of termination of his employment (unless a longer period not in excess of three months is allowed by the Committee). If such termination of employment is involuntary on the part of the participant, he may exercise his option only within three months after the date of termination of his employment. In no event, however, may such participant exercise his option at a time when the option would not be exercisable had the participant remained an employee. For purposes of this section (g), a participant's employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Company or a subsidiary, or in the case of a transfer to the employment of a subsidiary or to the employment of the Company. Anything herein to the contrary notwithstanding, an option may be exercised only to the extent exercisable on the date of termination of employment by death or otherwise.

         (h) RETIREMENT. If prior to the expiration date of his option an optionee shall retire with the Company's consent, such option may be exercised in the same manner as if the optionee had continued in the Company's employ; provided, however, the Committee may terminate all unexercised options if it shall determine that the retired optionee has engaged in any activity detrimental to the Company's interest.

         (i) DEATH. If a participant dies at a time when he is entitled to exercise an option, then at any time or times within one (1) year after his death (or such further period as the Committee may allow) such option may be exercised, as to all or any of the shares which the participant was entitled to purchase immediately prior to his death, by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such option shall expire at the end of such period. In no event, however, may an option be exercised after the expiration of the option period.

7.       REPLACEMENT OPTIONS.

         The Company may grant options under the Plan on terms differing from those provided for in Section 6 where such options are granted in substitution for options held by employees of other corporations who concurrently become employees of the Company or a subsidiary as the result of a merger, consolidation or other re-organization of the employing corporation with the Company or subsidiary, or the acquisition by the Company or a subsidiary of the business, property or stock of the employing corporation. The Committee may direct that the substitute options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.


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8.       CHANGES IN STOCK.

         In the event of a stock dividend, stock split or recapitalization or merger in which the Company is the surviving corporation, or other similar capital change, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be issued or sold under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors of the Company, the determination of which shall be binding on all persons.

9.       EMPLOYMENT RIGHTS.

         The adoption of the Plan does not confer upon any employee or consultant of the Company or subsidiary any right to continue employment with the Company or a subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any of its employees at any time.

10.      AMENDMENTS TO THE PLAN.

         The Committee may at any time discontinue granting options under the Plan. The Board of Directors of the Company may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that except to the extent required or permitted under Section 8 no such amendment shall, without the approval of the stockholders of the Company, increase the maximum number of shares available under the Plan, or without the consent of the participant void or diminish options previously granted, nor increase or accelerate the conditions and actions required for the exercise of the same, except if the participant shall be discharged from the Company's employment for cause, and except that nothing herein shall limit the Company's right to call stock issued for deferred payment to be evidenced by promissory note, where the participant is in default of his obligations on such note.

11.      APPLICATION OF FUNDS.

         The proceeds received by the Corporation from the sale of Capital Stock pursuant to options will be used for general corporate purposes.

12.      NO OBLIGATION TO EXERCISE OPTION.

         The granting of an option shall impose no obligation upon the optionee to exercise such option.


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13.      INDEMNIFICATION OF COMMITTEE.

         In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.


DATE PLAN ADOPTED BY BOARD OF DIRECTORS:  NOVEMBER 10, 1995


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